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                                             EXHIBIT 10(j) Page 1 of 3

                    EXCESS LONG-TERM DISABILITY PLAN
                                   OF
                      NORFOLK SOUTHERN CORPORATION
                                   AND
                   PARTICIPATING SUBSIDIARY COMPANIES
                       (effective October 1, 1995)

ARTICLE I. INTRODUCTION Norfolk Southern Corporation has established this Excess Long-Term Disability Plan ("Plan") effective October 1, 1995 ("Effective Date"), to provide long-term disability benefits to eligible employees in excess of those provided for by the Long-Term Disability Plan of Norfolk Southern Corporation and participating subsidiary companies.


ARTICLE II.  DEFINITIONS

NSC                 Norfolk Southern Corporation, a Virginia corporation.

Long-Term
Disability Plan     The Long-Term Disability Plan of Norfolk Southern
                    Corporation and Participating Subsidiary Companies.

Participating
Subsidiary          Each subsidiary or affiliated company of NSC which is
Disability          a Participating Subsidiary in the Long-Term
                    Plan shall automatically participate in the Plan.

Participant         An employee of NSC or a Participating Subsidiary who
Disability          is eligible to participate in the Long-Term Plan.

Board of Managers   A group composed of the same individuals that compose
                    the Board of Managers of the Long-Term Disability
                    Plan.


ARTICLE III.  ELIGIBILITY

     1. Any Participant whose benefit computed under Article III of the Long-Term Disability Plan without regard to the limit on salary exceeds the benefit payable under such Article III.


ARTICLE IV.  EXCESS BENEFIT

     1. A Participant shall, upon commencement of benefits under the Long-Term Disability Plan, be entitled to receive a monthly benefit equal to the excess of:

          (a) the monthly benefit under Article III of the Long-Term Disability Plan if such benefit had been computed without regard to the limitation on salary provided therein; over

          (b) the monthly benefit actually payable under the Long-Term Disability Plan.

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                                             EXHIBIT 10(j) Page 2 of 3

     2. The payment of excess benefits under the Plan shall be made in a manner consistent with the provisions of the Long-Term Disability Plan, and shall continue for the same period of time.


ARTICLE V.  FUNDING

     The benefits under the Plan shall be paid in cash from the general funds of NSC or its Participating Subsidiary, and no special or separate fund shall be established or other segregation of assets made to assure such payments. Nothing contained in the plan shall create or be construed to create a trust of any kind. To the extent that any person acquires a right to receive payments under the terms of the Plan, such right shall be no greater than the right of an unsecured creditor of NSC or its Participating Subsidiary.


ARTICLE VI.  ADMINISTRATION

     1.   The Plan shall be administered by the Board of Managers
("Board"). All determinations of the Board with respect to any matter hereunder shall be conclusive and binding on all persons.


ARTICLE VII.  RIGHTS AND RESTRICTIONS

     1. Participants in the Plan shall have only those rights in respect to the Plan specifically set forth herein.

     2. This Plan shall not be deemed to constitute a contract between NSC or any Participating Subsidiary and any Participant, nor shall it be construed to be consideration for or an inducement or condition of the employment of any Participant. Nothing contained herein shall be deemed to give any Participant the right to continued employment.

     3. Benefits payable hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to accomplish any of these mentioned acts shall be void. Benefits shall not be subjected to attachment or other legal process of debts of the Participant.


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                                             EXHIBIT 10(j) Page 3 of 3


ARTICLE VIII.  AMENDMENTS AND TERMINATIONS

     This Plan may be amended at any time, and retroactively if deemed necessary or appropriate, by any proper officer of NSC to effect changes which are, in his or her sole judgment and discretion, ministerial, substantively administrative, or necessary to comply with statutory or other legally mandated requirements, and the implementation of which do not result in a material cost to NSC or to the Plan.



IN WITNESS WHEREOF, the Corporation has caused this Plan to be adopted on the 26th day of September 1995, effective October 1, 1995.





                           NORFOLK SOUTHERN CORPORATION
                           and PARTICIPATING SUBSIDIARY
                           COMPANIES


                           By
                              -------------------------